Exhibit 3.47

AMENDED AND RESTATED

B Y L A W S

OF
THRIFTY RENT-A-CAR SYSTEM, INC.

(an Oklahoma corporation)

ADOPTED August 17, 1988

TABLE OF CONTENTS

BYLAWS OF

THRIFTY RENT-A-CAR SYSTEM, INC.

(an Oklahoma corporation)

AMENDED AND RESTATED

B Y L A W S

OF

THRIFTY RENT-A-CAR-SYSTEM, INC.

(an Oklahoma corporation)

ADOPTED August 17, 1988

ARTICLE I

Offices and Fiscal Year

SECTION 1.01.                                   Registered Office.  The registered office of the corporation shall be located at 4608 S. Garnett Road, Tulsa, OK 74146 unless and until otherwise established by a majority vote of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.  (Secs. 1021, 1023)

SECTION 1.02.                                   Other Offices.  The corporation may also have offices at such other places within or without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the corporation requires.  (Sec. 1027)

SECTION 1.03.                                   Fiscal Year.  The fiscal year of the corporation shall begin on July 1 and end on June 30 unless otherwise fixed by resolution of the Board of Directors.

ARTICLE II

Meetings of Shareholders

SECTION 2.01.                                   Place of Meeting.  All meetings of the Shareholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Oklahoma as shall be designated by the Board of Directors in the notice of such meeting.  (Sec. 1056)

SECTION 2.02.                                   Annual Meeting.  An annual meeting of the Shareholders shall be held in each year on the second Tuesday in November at 10:00 am for the purpose of electing directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting.  If the day set forth herein for the annual meeting shall be a legal holiday, the annual meeting shall be held on the following business day.  If the annual meeting is not held on the prescribed date, the Board of Directors, by majority vote, shall cause a meeting to be held as soon thereafter as is convenient.  (Sec. 1056)

SECTION 2.03.                                   Special Meetings.  Special meetings of the Shareholders of the corporation may be called at any time by the Chairman of the Board, a majority of the Board of Directors or the President, for any purpose or purposes for which meetings may lawfully be

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called.  At any time, upon written request of any person or persons stating the purpose or purposes for the meeting, it shall be the duty of the President to fix a date and time at which the meeting shall be held, not less than ten (10) nor more than sixty (60) days after the receipt of the request, and to give notice thereof.  If the President shall neglect or refuse to fix the time and date of such meeting and/or give notice thereof, the person or persons calling the meeting may do so.  (Sec. 1056)

SECTION 2.04.                                   Notice of Meetings.  Written notice of the place, date and hour of every meeting of the Shareholders, whether annual or special, shall be given to each Shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Every notice of a special meeting shall state the purpose or purposes thereof.  (Sec. 1067)

SECTION 2.05.                                   Quorum, Manner of Acting and Adjournment.  The holders of a majority of the shares of stock of the corporation issued and outstanding (not including treasury shares) and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws.  If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the question is one upon which, by express provision of the applicable statute or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.  Except upon those questions governed by the aforesaid express provisions, the Shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the subsequent withdrawal of Shareholders resulting in action by less than a quorum.  (Secs. 1061, 1067)

SECTION 2.06.                                   Organization.  At every meeting of the Shareholders, the President or in the absence of the President, one of the following persons present in the order stated:  Chairman of the Board, the Executive Vice President, the Vice Presidents in order of seniority based on years of employment with the corporation, a chairman designated by the Board of Directors or a chairman chosen by the Shareholders entitled to cast a majority of the votes which all Shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

SECTION 2.07.                                   Voting; Proxies.  Except as provided in the certificate of incorporation or in a resolution adopted by the Board of Directors pursuant to Section 1032 of the Oklahoma General Corporation Act and subject to the provisions of section 1058 of such Act, each Shareholder at every meeting of the Shareholders shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such Shareholder.  No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.  Every proxy shall be executed in writing by the Shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation.  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be irrevocable without regard to whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.  (Sec. 1057)

SECTION 2.08.                                   Consent of Shareholders in Lieu of Meeting.  Any action required to be taken at any annual or special meeting of Shareholders of the corporation, or any action which may be taken at any annual or special meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.  (Sec. 1073)

SECTION 2.09.                                   Voting Lists.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting.  The list shall be arranged in alphabetical order and show the address of each Shareholder and the number of shares registered in the name of each Shareholder.  Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.  (Sec. 1064)

ARTICLE III

Board of Directors

SECTION 3.01.                                   Powers.  The Board of Directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the Shareholders by statute, the certificate of incorporation or these bylaws, are hereby granted to and vested in the Board of Directors.  (Sec. 1027)

SECTION 3.02.                                   Number and Term of Office.  The Board of Directors shall consist of such number of Directors, not less than one (1) nor more than twelve (12), as may be determined from time to time by resolution of the Board of Directors.  The initial Board of Directors shall consist of five (5) members.  Each Director shall serve until the next annual meeting of the Shareholders and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal.  All Directors of the corporation shall be natural persons of full age, but need not be residents of Oklahoma or Shareholders of the corporation.  (Sec. 1027)

SECTION 3.03.                                   Resignations.  Any Director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation.  Resignations shall become effective upon receipt or at such later time as shall be specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04.                                   Vacancies and Newly Created Directorships.  Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the Directors then in office, though less than a quorum, or by a sole remaining Director.  The Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless they die, resign or are removed prior to such time.  If at any time, by reason of death or resignation or other cause, the corporation should have no Directors in office, then an election of Directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the district court, upon application of any Shareholder or Shareholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such Directors, may summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.  (Sec. 1068)

SECTION 3.05.                                   Organization.  At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated:  the President, the Executive Vice Presidents, the Vice Presidents in order of seniority based on years of employment with the corporation, or a chairman chosen by a majority of the Directors present, shall preside, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

SECTION 3.06.                                   Place of Meeting.  The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Oklahoma as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.  (Sec. 1027)

SECTION 3.07.                                   Organization Meeting.  The first meeting of each newly elected Board of Directors shall, unless otherwise specified by the President of the corporation, be held immediately after, and at the same place as, the annual meeting of Shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present.  (Sec. 1027)

SECTION 3.08.                                   Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors.  If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors.  At such meetings, the Directors shall transact such business as may properly be brought before the meeting.  (Sec. 1027)

SECTION 3.09.                                   Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by two or more of the Directors.  Notice of each such meeting shall be given to each Director by telephone, telegram, in writing or in person at least 24 hours (in the case of notice by telephone or in person) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held.  Each such notice shall state the time, place and purpose of the meeting to be so held.  (Sec. 1027)

SECTION 3.10.                                   Quorum, Manner of Acting, Committees and Adjournment.  At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  (Sec. 1027)

The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an executive committee and one or more other committees, each committee to consist of one or more Directors of the corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act temporarily at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation, except that no such committee shall have the authority of the Board of Directors in reference to amending the certificate of incorporation, approving a plan of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation, recommending to the Shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the bylaws or adopting new bylaws for the corporation, filling vacancies in the Board of Directors or any such committee, filling any Directorship to be filled by reason of an increase in the number of Directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of Directors.  Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.  (Sec. 1027)

SECTION 3.11.                                   Presumption of Assent.  A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or unless he shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 3.12.                                   Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.  (Sec. 1027)

SECTION 3.13.                                   Removal of Directors.  Any Director or the entire Board of Directors may be removed from office, with or without cause, at any time, by the holders of a majority of the shares then entitled to vote at an election of Directors, at any annual or special meeting of the Shareholders.  (Sec. 1027)

ARTICLE IV

Notice — Waivers — Meetings

SECTION 4.01.                                   Notice, What Constitutes.  Whenever, under the provisions of the statutes of Oklahoma or the certificate of incorporation or of these bylaws, notice is required to be given to any Director or Shareholder, it may be given in writing, by mail, addressed to such Director or Shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid.  Notice given in accordance with this provision shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Under no circumstances shall the term notice be construed to mean personal notice.  (Sec. 1067)

Notice to Directors of special meetings must be given in accordance with Section 3.09 of Article III hereof.

SECTION 4.02.                                   Waivers of Notice.  Whenever notice is required to be given under any provision of the certificate of incorporation, these bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice of such meeting unless so required by the certificate of incorporation or these bylaws.

Attendance by a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  (Sec. 1074)

SECTION 4.03.                                   Conference Telephone Meetings.  One or more Directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.  (Sec. 1027)

ARTICLE V

Officers

SECTION 5.01.                                   Number, Qualifications and Designation.  The officers of the corporation shall be chosen by the Board of Directors and shall be a President, Secretary, Treasurer and such other officers as may be elected in accordance with the provisions of Section 5.03 below.  One person may hold more than one office.  Officers may be, but need not be, Directors or Shareholders of the corporation.  (Sec. 1028)

SECTION 5.02.                                   Election and Term of Office.  The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 below, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his resignation or removal.  Any officer may resign at any time upon written notice to the corporation or may be removed, with or without cause, by the Board of Directors.  (Sec. 1028)

SECTION 5.03.                                   Subordinate Officers, Committees and Agents.  The Board of Directors may from time to time elect such other officers, including a Chairman of the Board, Vice Chairman and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.  (Sec. 1028)

SECTION 5.04.                                   Chairman of the Board and Vice Chairman.  The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors.  He may sign, with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, and deliver on behalf of the corporation any deeds, mortgages, bonds, contracts, powers of attorney, and other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed, and he shall perform such other duties as may be prescribed by the Board of Directors from time to time.

The Vice Chairman, if any, shall, at the request of the Chairman or in his absence or disability, perform the duties and exercise the powers of the Chairman, and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 5.05.                                   President.  The President shall be the chief executive officer of the corporation and shall have general charge of the business, properties and operations of the corporation.  He shall preside at all meetings of the Shareholders and, if there is no Chairman or Vice Chairman of the Board, or in their absence, at all meetings of the Board of Directors.  He shall possess the power to sign, execute and acknowledge, in the name and under the seal of the corporation, deeds, mortgages, bonds, contracts, certificates and other instruments authorized by the Board of Directors, except as may be otherwise provided or required by law, and except as may be otherwise expressly delegated by the Board of Directors or by these bylaws.  He may employ all agents and employees of the corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5.06.                                   Executive Vice President.  The Executive Vice President shall be the chief operating officer of the corporation.  He shall, in the absence of the President, Chairman and Vice Chairman of the Board, preside at meetings of the Stockholders and Directors.  He shall have the active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall possess the power to execute and acknowledge, in the name and under the seal of the corporation, deeds, mortgages, bonds, contracts, certificates and other instruments authorized by the Board of Directors, except as may be otherwise provided or required by law, and except as may be otherwise expressly delegated by the Board of Directors or by these bylaws.  He may employ all agents and employees of the corporation and may discharge any such agent or employee, and, in general, shall perform all duties incident to the office of Executive Vice President, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5.07.                                   Vice Presidents.  Any Vice President shall, at the request of the President or Executive Vice President, or in his absence or disability, perform the duties and exercise the powers of the President or Executive Vice President and such other duties as may from time to time be assigned by the Board of Directors or by the President or Executive Vice President.  At the discretion of the Board of Directors, one or more Vice Presidents may be designated as a Senior Vice President.

SECTION 5.08.                                   Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and shall record the proceedings of the Shareholders and of the Directors and of committees of the Board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors, the President or the Executive Vice President.

Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the President or the Executive Vice President shall prescribe.

SECTION 5.09.                                   Treasurer and Assistant Treasurers.  The Treasurer shall be the chief financial officer of the corporation.  The Treasurer shall have or provide for the custody of the funds or other property of the corporation; whenever so required by the Board of Directors, shall render an account showing his transactions as Treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors, the President or the Executive Vice President.

Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the President or the Executive Vice President shall prescribe.

SECTION 5.10.                                   Officers’ Bonds.  No officer of the corporation need provide a bond to guarantee the faithful discharge of his duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.  (Sec. 1028)

SECTION 5.11.                                   Compensation.  The compensation of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors.  (Sec. 1027)

SECTION 5.12.                                   Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the President, the Executive Vice President or any Vice President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of security holders of, or with respect to any action of security holders of, any other corporation in which this corporation may hold securities and shall have power to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

Capital Stock

SECTION 6.01.                                   Issuance.  The Directors, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, may issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

Unless otherwise provided by the certificate of incorporation or these bylaws, the Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of capital stock of the corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.  They shall be signed by the Chairman or Vice Chairman of the Board of Directors, the President, the Executive Vice President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed.  Any or all of the signatures upon such certificate may be a facsimile, engraved or printed.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.  (Secs. 1039, 1042)

SECTION 6.02.                                   Regulations Regarding Certificates.  Except as otherwise provided by law, the Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.  (Sec. 1042)

SECTION 6.03.                                   Stock Certificates.  Stock certificates of the corporation shall be in such form as provided by statute and approved by the Board of Directors.  The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.  (Sec. 1039)

SECTION 6.04.                                   Lost, Stolen, Destroyed or Mutilated Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.05.                                   Record Holder of Shares.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

SECTION 6.06.                                   Determination of Shareholders of Record.  In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  (Sec. 1058)

If no record date is fixed:

(1)                                 The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)                                 The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3)                                 The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  (Sec. 1058)

ARTICLE VII

Indemnification of Directors, Officers and Other Authorized Representatives

SECTION 7.01.                                   Indemnification of Authorized Representatives in Third Party Proceedings.  The corporation shall indemnify any person who was or is an “authorized representative” of the corporation (which shall mean for purposes of this Article VII a Director or officer of the corporation, or a person serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a “party” (which shall include for purposes of this Article VII the giving of testimony or similar involvement) or is threatened to be made a party to any “third party proceeding” (which shall mean for purposes of this Article VII any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (which shall include for purposes of this Article VII attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, or, with respect to any criminal third party proceeding, did not have reasonable cause to believe that such conduct was unlawful.  (Sec. 1031)

SECTION 7.02.                                   Indemnification of Authorized Representatives in Corporate Proceedings.  The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any “corporate proceeding” (which shall mean for purposes of this Article VII any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a district court or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the district court or such other court shall deem proper.  (Sec. 1031)

SECTION 7.03.                                   Mandatory Indemnification of Authorized Representatives.  To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  (Sec. 1031)

SECTION 7.04.                                   Determination of Entitlement to Indemnification.  Any indemnification under Section 7.01, 7.02 or 7.03 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standards of conduct set forth in Section 7.01 or 7.02 above or has been successful on the merits or otherwise as set forth in Section 7.03 above and that the amount requested has been actually and reasonably incurred.  Such determination shall be made:

(1)                                 By the Board of Directors, by a majority of a quorum consisting of Directors who were not parties to such third party or corporate proceeding; or

(2)                                 If such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion; or

(3)                                 By the Shareholders.  (Sec. 1031)

SECTION 7.05.                                   Burden of Proof.  In the event a claim for indemnification by an authorized representative is denied by the corporation (except for a claim by a person described in Section 7.08 hereof), the corporation shall, in any subsequent legal proceedings relating to such denial, have the burden of proving that indemnification was not required under Section 7.01, 7.02 or 7.03 above without regard to Section 7.04 hereof or under any other agreement or undertaking between the corporation and the authorized representative or was not permitted under applicable law.

SECTION 7.06.                                   Advancing Expenses.  Expenses incurred by an officer or Director in defending a third party or corporate proceeding shall be paid by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VII.  Notwithstanding the foregoing, the Board of Directors may deny a claim for advancement of expenses hereunder if the Board of Directors reasonably and in good faith determines that it is more likely than not that the authorized agent will not be entitled to indemnification on the final disposition of such third party or corporate proceeding.  Such determination shall be made by the vote specified in Section 7.04 (1) or (2) hereof.  (Sec. 1031)

SECTION 7.07.                                   Employee Benefit Plans.  For purposes of this Article VII, the corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be included within the meaning of “fines”; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.  (Sec. 1031)

SECTION 7.08.                                   Employees and Agents other than Authorized Representatives.  The corporation may, but is not required to, indemnify any employee or agent who is not also an authorized representative if the determining group as specified in Section 7.04 (1), (2) or (3) above determines that such indemnification is proper in the specific case.

SECTION 7.09.                                   Scope of Article.  The indemnification of and advancement of expenses to authorized representatives, as authorized by this Article VII, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity, (2) continue as to a person who has ceased to be an authorized representative and (3) inure to the benefit of the heirs, executors and administrators of such a person.  (Sec. 1031)

SECTION 7.10.                                   Reliance on Provisions.  Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VII, and the provisions of this Article VII shall be deemed a contract between the corporation and the authorized representative.

SECTION 7.11.                                   Insurance.  The corporation may, but shall not be obligated to, purchase and maintain insurance at its expense on behalf of any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.  (Sec. 1031)

ARTICLE VIII

General Provisions

SECTION 8.01.                                   Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.  (Secs. 1049, 1050, 1052)

SECTION 8.02.                                   Annual Statements.  The Board of Directors shall present at each annual meeting, and at any special meeting of the Shareholders when called for by vote of the Shareholders, a full and clear statement of the business and condition of the corporation.

SECTION 8.03.                                   Contracts.  Except as otherwise provided in these bylaws, the Board of Directors may authorize any officer or officers or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.  (Secs. 1027, 1028)

SECTION 8.04.                                   Checks.  All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.  (Secs. 1027, 1028)

SECTION 8.05.                                   Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the state of its incorporation.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  (Sec. 1016)

SECTION 8.06.                                   Corporate Records.  Every Shareholder of record, in person or by attorney or by other agent, upon written demand, under oath, stating the purpose thereof, shall have the right, during the usual hours for business, to inspect for any proper purpose the corporation’s stock ledger, books or records of account, and records of the proceedings of the Shareholders and Directors, and make copies or extracts therefrom.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to act on behalf of the Shareholder.  Where the Shareholder seeks to inspect the stock ledger or list of Shareholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.  Where the Shareholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of Shareholders, the Shareholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose.

For the purposes of this section, the demand under oath shall be directed to the corporation at its registered office in Oklahoma or at its principal place of business.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a Shareholder.  (Sec. 1065)

SECTION 8.07.                                   Amendment of Bylaws.  These bylaws may be amended or repealed, or new bylaws may be adopted, by the Shareholders or by the Board of Directors, at any regular or special meeting of the Shareholders or of the Board of Directors.  Notice of any amendment, repeal or adoption of new bylaws shall be contained in the notice of such special meeting.  (Sec. 1013)

SECTION 8.08.                                   Inapplicability of Control Share Provisions.  The provisions of Sections 1154 through 1155 of title 18 of the Oklahoma Statutes Annotated (the “Oklahoma Control Share Act”), including any amendments or successors to such Act, shall not apply to the Company.

Approval of Directors

The foregoing Amended Bylaws were approved by the Board of Directors of Thrifty Rent-A-Car System, Inc. on the 17th day of August, 1988 at a meeting of the Board of Directors held on such date.